LETTER OF INTENT
                                ----------------

THIS BINDING LETTER OF INTENT (the "LOI"), is made this 22th day of March 2004, by Xenicent, Inc. ("XCNT"), a North Carolina corporation, the person executing this LOI listed on the signature page hereto (referred to collectively as the "XCNT Shareholder") who owns the voting majority of the outstanding shares of XCNT's voting shares) and Harbin Ping Chun Yao Ye Gu Fen You Xian Gong Si ("PCYY"), a corporation formed according to the laws of the People's Republic of China. This LOI sets forth the terms and conditions upon which XCNT and its shareholders shall enter into a binding acquisition agreement with PCYY.

                                      TERMS
                                      -----

1. XCNT confirms that it currently has 10,562,000 outstanding shares of common stock in total, and promises that no new shares of XCNT have been or will be issued to other parties except PCYY, unless this LOI is cancelled. XCNT will issue 70,000,000 new shares to PCYY shareholders in connection with the merger with PCYY which will be a tax-free reorganization. PCYY will also acquire 7,800,000 common shares from Duane Bennett and other founding principals for $400,000, less related expenses paid. These shares will be retired to the XCNT treasury. Duane Bennett will retain 50,000 shares of XCNT as an investment, 250,000 shares will be retained from the Northeast Family Trust as an investment.

2. The above purchase and issuance will give PCYY a 'controlling interest' in XCNT representing approximately 96% of the issued and outstanding shares. PCYY will maintain XCNT's active trading status on the NASDAQ Over-the-Counter Bulletin Board quotation market. XCNT guarantees that there are no outstanding options or toxic pill convertible debentures.

3. XCNT will prepare and file the necessary Securities and Exchange Commission ("SEC") filings, including Forms 8-K. XCNT will make all appropriate shareholder notification in connection with the merger. Duane Bennett will pay all filing and compliance costs, except financial audits of PCYY.

4. PCYY agrees to provide audited financial statements for the most recent two fiscal years within 75 days of the closing date. This will be performed at PCYY's expense.

5. If holders of XCNT stock are entitled to dissenter's rights in connection with any action of XCNT required to be completed prior to Closing under General Corporation Law of the State of North Carolina, XCNT shall satisfy and pay such obligation to the Dissenting Shareholder immediately prior to, as an express condition to, the closing.

6. XCNT and/or its designated representatives shall complete a satisfactory review of the business and financial statements of PCYY prior to closing.

7. XCNT will eliminate all known or potential liabilities of XCNT. The shareholders signing below will indemnify PCYY concerning any known or unknown liabilities of XCNT, which may arise following the acquisition for one year. This will include payoffs of the $84,659 stockholder loan payable and $64,000 due credit cards and other related corporate debts.

8. A deposit of $30,000 shall be made by PCYY into the escrow account of Greentree Financial Group, Inc. ("Greentree") at the same day when signing this LOI. A payment of $20,000 shall be made by PCYY within 30 days after the signing date (This is on or before April 22, 2004). A payment of $250,000, which consists of $210,000 by PCYY and a $40,000 Promissory Note, shall be paid by PCYY at closing which is expected to be no later than June 22, 2004.

     The remaining $100,000 payment, which consists of $60,000 by PCYY and a $40,000 Promissory Note, will be paid by PCYY when the corporate name and ticker symbol are changed which is expected to no later than August 2, 2004. If the final payment is not made in accordance with the plan of exchange and escrow agreements, XCNT shall have the unilateral right to rescind all agreements and change the corporate name back. All deposits and payments are non-refundable. All currency amounts are in U.S. dollars. If PCYY would like to pay in terms of RMB, the calculation is based on the current exchange rate at the payment date.

9. Duane Bennett and other founding principals will retain the right to future use of the name Xenicent, Inc. if management changes the corporate name. He will also have the rights to MS Cures.com and related intellectual property, which is a developmental website started under XCNT.

10. The final date of acquisition shall be no later than June 22, 2004 unless extended in writing by both parties.

11.    This  LOI  is  binding  and  enforceable  by  both  parties.




                        [The Rest Of This Page Is Blank]




IN WITNESS WHEREOF, the parties have executed this LOI on the date first above written.




Xenicent,  Inc.  ("XCNT")

/s/  Duane  Bennett
-------------------
Duane  Bennett,  President



Harbin  Ping  Chun  Yao  Ye  Gu  Fen  You  Xian  Gong  Si  ("PCYY")

/s/  Hu,  Zhan  Wu
------------------
Hu,  Zhan  Wu,  President